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FOR IMMEDIATE RELEASE

                                  NEWS RELEASE

Vancouver, British Columbia, May 21, 2002 - Suite101.com, Inc. (OTC BB: BOWG) announced today that the terms of its 625,000 outstanding common stock purchase warrants had been amended. The purchase price was reduced to $0.52 from $5.00 and the expiration date was extended to July 15, 2003 from July 15, 2002. The warrants were issued in a private sale of securities in 2000.

         This Press Release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the future business plans and activities of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future business activities or changes in those activities and involve risks and uncertainties. The Company's future business activities involve significant risks, including among others, its possible inability to successfully redirect the Company's activities or enter into any related agreements. Additional important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and annual report on Form 10-K. The filings may be viewed at http://www.sec.gov.

CONTACT:
Doug Loblaw
Investor Relations
Suite101.com
Tel:  604-682-1400
Fax:  604-682-3277
dougl@suite101.com